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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported):          MAY 7, 1996
                                                   ---------------------------




                                     CIBER, INC.
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                (Exact name of registrant as specified in its charter)



             DELAWARE                0-23488                38-2046833
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   (State or other jurisdiction   (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)



   5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, COLORADO                 80111
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  (Address of principal executive offices)                        (Zip Code)



         Registrant's telephone number, including area code:  (303) 220-0100
                                                              --------------

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                                     CIBER, Inc.
                       Information to be included in the Report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On May 7, 1996, CIBER, Inc. (the "Company") acquired all of the common stock of Practical Business Solutions, Inc. ("PBSI"), Boston, MA, in exchange for shares of common stock and options for common stock of the Company. In aggregate, the Company issued approximately 474,000 shares of the Company's common stock to William Crafton, Bruce Austin, and Norman Banville and options for approximately 36,000 shares of the Company's common stock at $.01 per share to James Aloisio and Paul McMahon. These options vest in 1997 and 1998. The actual number of shares and shares under options are subject to adjustment based on the balance sheet of PBSI at May 7, 1996.

    The merger was structured so as to qualify as a tax free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and will be accounted for financial reporting purposes as a pooling of interests. The acquired tangible assets of PBSI consist primarily of accounts receivable, cash and office equipment. Prior to the merger, there were no material relationship between the Company and its officers and directors with PBSI's officers, directors and shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Management of the Company believes that no historical financial statements are required to be filed on the basis of significance tests prescribed by Securities and Exchange Commission rules.

( c )    Exhibits

    1. Agreement and plan of merger by and among Practical Business Solutions, Inc., CIBER, Inc., William Crafton, Bruce Austin and Norman Banville.

    2.   News Release dated May 7, 1996.



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CIBER, INC.

Date: May 17, 1996                By: /s/ Mac J. Slingerlend
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                                       Mac J. Slingerlend
                                       Executive Vice President/
                                       Chief Financial Officer